As filed with the Securities and Exchange Commission on May 9, 1997
                                                 Registration No. 333-__________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             LINENS'N THINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

      DELAWARE                                                22-3463939
(State or Other Jurisdiction                               (I.R.S. Employer
 of Incorporation or Organization)                        Identification No.)

                                 6 BRIGHTON ROAD
                            CLIFTON, NEW JERSEY 07015
          (Address, including Zip Code, of Principal Executive Offices)

                        1996 INCENTIVE COMPENSATION PLAN
                            (Full Title of the Plan)

                                 NORMAN AXELROD
                  CHAIRMAN, PRESIDENT & CHIEF EXECUTIVE OFFICER
                              LINENS'N THINGS, INC.
                                 6 BRIGHTON ROAD
                            CLIFTON, NEW JERSEY 07015
                                  (201)778-1300
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)
                             ----------------------

                                 With a copy to:
                              WARREN J. CASEY, ESQ.
                          PITNEY, HARDIN, KIPP & SZUCH
                                  P.O BOX 1945
                          MORRISTOWN, NEW JERSEY 07962
                                 (201) 966-6300

                         CALCULATION OF REGISTRATION FEE

------------------------- ----------------------- ----------------------- ------------------------ -----------------------
        Title of                  Amount             Proposed Maximum        Proposed Maximum            Amount of
     Securities to                to be               Offering Price             Aggregate              Registration
     be Registered              Registered              Per Share             Offering Price                Fee
------------------------- ----------------------- ----------------------- ------------------------ -----------------------
------------------------- ----------------------- ----------------------- ------------------------ -----------------------
     Common Stock,              1,310,202               $21.18 (1)            $27,750,078(1)             $8,409.11
  $0.01 Par Value per
         share                   990,230                $15.50(2)             $15,348,565(2)             $4,651.08

                                  8,000                 $23.81(2)               $190,480(2)                $57.72

                                   500                  $23.88(2)               $11,938(2)                 $3.62

                                  1,200                 $24.38(2)               $29,250(2)                 $8.86

                                   500                  $23.63(2)               $11,813(2)                 $3.58

                                  1,000                 $21.31(2)               $21,310(2)                 $6.46

                                   500                  $22.00(2)               $11,000(2)                 $3.33

Total Registration Fee:
                                                                                                         $13,143.76
------------------------- ----------------------- ----------------------- ------------------------ -----------------------

---------------------
       (1) Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(h)(1) based on the average high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on May 2, 1997.

       (2) Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(h)(1) based on prices ranging from $15.50 to $24.38 at which an aggregate of 1,001,930 options issued under the 1996 Incentive Compensation Plan may be exercised.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  Incorporation of Documents by Reference.

         The following documents filed by Linens'n Things, Inc.  ("Registrant")
with  the  Commission  are  incorporated  by  reference  in  this   Registration
Statement:

         1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

         2. The Description of the Registrant's Common Stock contained in the Registration Statement on Form S-1 (No. 333-12267) declared effective by the Commission on November 26, 1996.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, hereby are incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.      Description of Securities.

             Not applicable.


ITEM 5.      Interests of Named Experts and Counsel.

             Not applicable.


ITEM 6.      Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Act permits the Registrant to indemnify officers, directors or employees against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with legal proceedings "if {as to any officer, director or employee} he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal act or proceeding, had no reasonable cause to believe his conduct was unlawful," provided that with respect to actions by, or in the right of, the corporation against, such individuals, indemnification is not permitted as to any matter as to which such person "shall have been adjudged to be liable to the corporation, unless, and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper." Individuals who are successful in the defense of such action are entitled to indemnity for such expenses reasonably incurred in connection therewith.

         The By-Laws of the Registrant require the Registrant to indemnify directors and officers against liabilities which they may incur under the circumstances set forth in the preceding paragraph.

         The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

         The underwriting agreement filed as Exhibit 1 to the Registrant's Registration Statement on Form S-1 (No. 333-12267) provides for indemnification of directors and officers of the Registrant by the underwriters of the Registrant's initial public offering against certain liabilities.


ITEM 7.      Exemption from Registration Claimed.

             Not applicable.


ITEM 8.      Exhibits.

         5 Opinion of Pitney, Hardin, Kipp & Szuch, as to the legality of the securities being registered.

         23(a) Consent of KPMG Peat Marwick LLP.

         23(b)Consent of Pitney, Hardin, Kipp & Szuch (included in Exhibit 5 hereto).

         99 1996 Incentive Compensation Plan (incorporated by reference to Exhibits filed with the Registrant's Registration Statement on Form S-1 (No. 333-12267), declared effective by the Commission on November 26, 1996).

ITEM 9.       Undertakings.

         1.   The undersigned Registrant hereby undertakes:

                    (a) To file,  during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                     (b) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clifton, State of New Jersey, on this 6th day of May, 1997.

                                   LINENS'N THINGS, INC.


                                   By:  /S/ NORMAL AXELROD
                                        -----------------------
                                        Norman Axelrod
                                        Chairman, President and
                                        Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                              Date

/S/ NORMAN AXELROD
-------------------------                                           May 6, 1997
Norman Axelrod                Chairman, President and
                              Chief Executive Officer

/S/ CHARLES C. CONAWAY
-------------------------                                           May 6, 1997
Charles C. Conaway                  Director

/S/ STANLEY P. GOLDSTEIN
-------------------------                                           May 6, 1997
Stanley P. Goldstein                Director

/S/ PHILIP E. BEEKMAN
------------------------                                            May 6, 1997
Philip E. Beekman                   Director

/S/ JAMES M. TOMASZEWSKI
------------------------                                            May 6, 1997
James M. Tomaszewski          Senior Vice President, Chief
                              Financial Officer (Principal
                              Financial Officer)

/S/ WILLIAM T. GILES
------------------------                                            May 6, 1997
William T. Giles           Vice President, Finance, Controller
                              (Principal Accounting Officer)

                                INDEX TO EXHIBITS

   Exhibit No.                Description

         5        Opinion of Pitney, Hardin, Kipp & Szuch

         23(a)    Consent of KPMG Peat Marwick LLP

         23(b) Consent of Pitney, Hardin, Kipp & Szuch (included in Exhibit 5 hereto).

         99 1996 Incentive Compensation Plan (incorporated by reference to Exhibits filed with the Registrant's Registration Statement on Form S-1 (No. 333-12267), declared effective by the Commission on November 26, 1996).